UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Groupon, Inc. (“Groupon”) held its annual meeting of the stockholders on June 13, 2017. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

Election of Directors

Groupon's ten director nominees were elected to the Board of Directors and will serve as directors until Groupon's next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Nominee	For	Withheld

Rich Williams	331,929,267	4,078,746
Eric Lefkofsky	331,103,012	4,905,001
Theodore Leonsis	331,388,274	4,619,739
Michael Angelakis	325,609,875	10,398,138
Peter Barris	331,640,342	4,367,671
Robert Bass	330,613,030	5,394,983
Jeffrey Housenbold	331,834,454	4,173,559
Bradley Keywell	331,277,058	4,730,955
Joseph Levin	324,540,316	11,467,697
Ann Ziegler	316,140,681	19,867,332

Advisory Approval of Groupon's Named Executive Officer Compensation

A proposal to approve a non-binding resolution approving the compensation of Groupon’s named executive officers as disclosed in the proxy statement, passed with the following vote:

For	Against	Abstentions
324,258,752	11,447,816	301,445

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: June 19, 2017	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Chief Financial Officer